Exhibit 99

UTC REPORTS FULL YEAR 2016 RESULTS, AFFIRMS 2017 OUTLOOK

•	2016 GAAP EPS of $6.13, up 35 percent versus prior year

•	2016 Adjusted EPS of $6.61, up 5 percent versus prior year

•	2016 Sales of $57.2 billion, up 2 percent versus the prior year including 2 percent organic sales growth

•	Affirms 2017 expectations for Adjusted EPS of $6.30 to $6.60* on sales of $57.5 billion to $59 billion

FARMINGTON, CT, Jan. 25, 2017 - United Technologies Corp. (NYSE:UTX) today reported fourth quarter and full year 2016 results. All results in this release reflect continuing operations unless otherwise noted.
"In 2016, UTC delivered solid financial results with adjusted earnings just above the top end of our expectations," said UTC Chairman and Chief Executive Officer Gregory Hayes. "UTC also realized significant operational achievements. Our aerospace businesses supported the entry into service of the A320neo and CSeries programs, our Climate, Controls & Security business introduced over 100 new products to enhance future growth, and Otis increased its global segment share for new equipment orders."
Hayes continued, "We remain confident in the 2017 expectations we laid out in December. Despite an uncertain global macro environment, our growing aerospace backlog and strategic investments in the commercial businesses position us well to generate higher organic growth in 2017, and we remain on track to our 2020 targets," Hayes added. "UTC remains focused on innovation for growth, execution, structural cost reduction, and disciplined capital allocation."
Full year 2016 GAAP EPS of $6.13 was up 35 percent versus the prior year. 2016 results included $0.48 of net restructuring and other significant items, as compared with $1.77 in 2015. Adjusted EPS of $6.61 increased 5 percent year over year.
Full year sales of $57.2 billion increased by 2 percent, as 2 points of organic sales growth and 1 point of net acquisitions growth were partially offset by 1 point of adverse foreign exchange. Net income for the year was $5.1 billion, up 27 percent versus the prior year. Cash flow from operations for the year was $6.4 billion (127 percent of net income attributable to common shareholders) and capital expenditures were $1.7 billion. Free cash flow of $4.7 billion in the year was 93 percent of net income attributable to common shareowners.
Fourth quarter sales of $14.7 billion were up 3 percent over the prior year. GAAP EPS was $1.26 (up from ($0.30) in the fourth quarter of 2015) and included 30 cents of net restructuring and other significant items. Adjusted EPS of $1.56 was up 2 percent versus the prior year.
In the fourth quarter, Otis new equipment orders increased 3 percent versus the prior year at constant currency, including China where new equipment orders were flat. Equipment orders at UTC Climate, Controls & Security increased by 2 percent. Commercial aftermarket sales were down 6 percent at Pratt & Whitney, and were up 3 percent at UTC Aerospace Systems.

UTC affirms its 2017 outlook and anticipates:

•	Adjusted EPS of $6.30 to $6.60*;

•	Total sales of $57.5 to $59 billion, with year over year growth of 1 to 3 percent including organic sales growth of 2 to 4 percent*;

•	Free cash flow in the range of 90 to 100 percent* of net income attributable to common shareowners;

•	Share repurchases of $3.5 billion in 2017; and

•	A $1 billion to $2 billion placeholder for acquisitions.
*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See "Use and Definitions of Non-GAAP Financial Measures" below for additional information.
United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or http://edge.media-server.com/m/p/fmvzm34a, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
Use and Definitions of Non-GAAP Financial Measures
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States ("GAAP") with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit and adjusted diluted EPS are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and nonoperational nature (hereinafter referred to as "other significant items"). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted diluted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this press release. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, sales, and expected cash flow from operations and sales) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Cautionary Statement
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "confident" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (5) the timing and scope of future repurchases of our common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) company and customer- directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation; (9) new business opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which we operate, including the effect of changes in U.S. trade policies or the U.K.'s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; and (16) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2016	2015	2016	2015
Net Sales	$14,659	$14,300	$57,244	$56,098
Costs and Expenses:
Cost of products and services sold	10,723	10,653	41,460	40,431
Research and development	626	611	2,337	2,279
Selling, general and administrative	1,856	1,625	6,060	5,886
Total Costs and Expenses	13,205	12,889	49,857	48,596
Other income (expense), net	185	(1,019)	785	(211)
Operating profit	1,639	392	8,172	7,291
Interest expense, net	366	206	1,039	824
Income from continuing operations before income taxes	1,273	186	7,133	6,467
Income tax expense	149	363	1,697	2,111
Income (loss) from continuing operations	1,124	(177)	5,436	4,356
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	100	79	371	360
Income (loss) from continuing operations attributable to common shareowners	1,024	(256)	5,065	3,996
Discontinued operations:
(Loss) income from operations	(1)	(32)	1	252
Gain on disposal	2	6,108	13	6,042
Income tax expense	(12)	(2,544)	(24)	(2,684)
(Loss) income from discontinued operations	(11)	3,532	(10)	3,610
Less: Noncontrolling interest in subsidiaries' earnings from discontinued operations	—	(2)	—	(2)
(Loss) income from discontinued operations attributable to common shareowners	(11)	3,534	(10)	3,612
Net income attributable to common shareowners	$1,013	$3,278	$5,055	$7,608
Earnings (Loss) Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.28	$(0.30)	$6.19	$4.58
From discontinued operations attributable to common shareowners	(0.01)	4.16	(0.01)	4.14
Earnings (Loss) Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.26	$(0.30)	$6.13	$4.53
From discontinued operations attributable to common shareowners	(0.01)	4.16	(0.01)	4.09
Weighted Average Number of Shares Outstanding:
Basic shares	802	850	818	873
Diluted shares	810	850	826	883
As described on the following pages, consolidated results for the quarters and years ended December 31, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Net Sales
Otis	$3,063	$3,094	$11,893	$11,980
UTC Climate, Controls & Security	4,249	4,122	16,851	16,707
Pratt & Whitney	3,992	3,839	14,894	14,082
UTC Aerospace Systems	3,598	3,457	14,465	14,094
Segment Sales	14,902	14,512	58,103	56,863
Eliminations and other	(243)	(212)	(859)	(765)
Consolidated Net Sales	$14,659	$14,300	$57,244	$56,098

Operating Profit
Otis	$516	$542	$2,147	$2,338
UTC Climate, Controls & Security	677	613	2,956	2,936
Pratt & Whitney	409	(464)	1,545	861
UTC Aerospace Systems	578	167	2,298	1,888
Segment Operating Profit	2,180	858	8,946	8,023
Eliminations and other	(415)	(333)	(368)	(268)
General corporate expenses	(126)	(133)	(406)	(464)
Consolidated Operating Profit	$1,639	$392	$8,172	$7,291

Segment Operating Profit Margin
Otis	16.8%	17.5%	18.1%	19.5%
UTC Climate, Controls & Security	15.9%	14.9%	17.5%	17.6%
Pratt & Whitney	10.2%	(12.1)%	10.4%	6.1%
UTC Aerospace Systems	16.1%	4.8%	15.9%	13.4%
Segment Operating Profit Margin	14.6%	5.9%	15.4%	14.1%

As described on the following pages, consolidated results for the quarters and years ended December 31, 2016 and 2015 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2016	2015	2016	2015
Net Sales	$14,659	$14,300	$57,244	$56,098
Significant non-recurring and non-operational items included in Net Sales:
Pratt & Whitney - charge resulting from ongoing customer contract negotiations	—	(142)	(184)	(142)
UTC Aerospace Systems - charge resulting from customer contract negotiations	—	(210)	—	(210)
Adjusted Net Sales	$14,659	$14,652	$57,428	$56,450

Income from continuing operations attributable to common shareowners	$1,024	$(256)	$5,065	$3,996
Restructuring Costs included in Operating Profit:
Otis	(18)	(19)	(59)	(51)
UTC Climate, Controls & Security	6	(41)	(65)	(108)
Pratt & Whitney	(61)	(68)	(111)	(105)
UTC Aerospace Systems	(17)	(47)	(49)	(111)
Eliminations and other	1	(16)	(6)	(21)
	(89)	(191)	(290)	(396)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security	(9)	(5)	(32)	121
Pratt & Whitney	—	(947)	(95)	(947)
UTC Aerospace Systems	—	(356)	—	(356)
Eliminations and other	(423)	(264)	(423)	(264)
	(432)	(1,572)	(550)	(1,446)
Total impact on Consolidated Operating Profit	(521)	(1,763)	(840)	(1,842)
Significant non-recurring and non-operational items included in Interest Expense, Net	(142)	—	(140)	—
Tax effect of restructuring and significant non-recurring and non-operational items above	242	551	354	617
Significant non-recurring and non-operational items included in Income Tax Expense	175	(342)	231	(342)
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(246)	(1,554)	(395)	(1,567)
Adjusted income from continuing operations attributable to common shareowners	$1,270	$1,298	$5,460	$5,563

Diluted Earnings Per Share from Continuing Operations	$1.26	$(0.30)	$6.13	$4.53
Impact on Diluted Earnings Per Share from Continuing Operations	(0.30)	(1.83)	(0.48)	(1.77)
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.56	$1.53	$6.61	$6.30

Details of the significant non-recurring and non-operational items included within operating profit for the quarters and years ended December 31, 2016 and 2015 above are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2016	2015	2016	2015
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Acquisition and integration costs related to current period acquisitions	$(9)	$(5)	$(32)	$(5)
Gain on fair value adjustment on acquisition of controlling interest in a joint venture	—	—	—	126
Pratt & Whitney
Charge related to a research and development support agreement with the Canadian government	—	(867)	—	(867)
Charge resulting from ongoing customer contract negotiations	—	(80)	(95)	(80)
UTC Aerospace Systems
Charge resulting from customer contract negotiations	—	(295)	—	(295)
Charge for impairment of assets held for sale	—	(61)	—	(61)
Eliminations & other
Pension settlement charge resulting from defined benefit plan de-risking actions	(423)	—	(423)	—
Charge for pending and future asbestos-related claims	—	(237)	—	(237)
Charge from agreement with a state taxing authority for monetization of tax credits	—	(27)	—	(27)
	$(432)	$(1,572)	$(550)	$(1,446)
Details of the significant non-recurring and non-operational items included within interest and income tax of continuing operations for the quarters and years ended December 31, 2016 and 2015 above are as follows:

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2016	2015	2016	2015
Significant non-recurring and non-operational items included in Interest Expense, Net
Net extinguishment loss from early redemption of debt	$(164)	$—	$(164)	$—
Favorable pre-tax interest adjustments, primarily related to 2011 - 2012 tax years	22	—	22	—
Favorable pre-tax interest adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	—	—	2	—
	$(142)	$—	$(140)	$—
Significant non-recurring and non-operational items included in Income Tax Expense
Favorable income tax adjustments, primarily related to 2011 - 2012 tax years	$150	$—	$150	$—
Favorable income tax adjustments related to reductions in French tax laws	25	—	25	—
Favorable income tax adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	—	—	56	—
Unfavorable income tax accruals related to the repatriation of foreign earnings	—	(274)	—	(274)
Unfavorable income tax accruals related to changes in tax laws	—	(68)	—	(68)
	$175	$(342)	$231	$(342)

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous two pages)

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Adjusted Net Sales
Otis	$3,063	$3,094	$11,893	$11,980
UTC Climate, Controls & Security	4,249	4,122	16,851	16,707
Pratt & Whitney	3,992	3,981	15,078	14,224
UTC Aerospace Systems	3,598	3,667	14,465	14,304
Segment Sales	14,902	14,864	58,287	57,215
Eliminations and other	(243)	(212)	(859)	(765)
Adjusted Consolidated Net Sales	$14,659	$14,652	$57,428	$56,450

Adjusted Operating Profit
Otis	$534	$561	$2,206	$2,389
UTC Climate, Controls & Security	680	659	3,053	2,923
Pratt & Whitney	470	551	1,751	1,913
UTC Aerospace Systems	595	570	2,347	2,355
Segment Operating Profit	2,279	2,341	9,357	9,580
Eliminations and other	7	(58)	60	8
General corporate expenses	(126)	(128)	(405)	(455)
Adjusted Consolidated Operating Profit	$2,160	$2,155	$9,012	$9,133

Adjusted Segment Operating Profit Margin
Otis	17.4%	18.1%	18.5%	19.9%
UTC Climate, Controls & Security	16.0%	16.0%	18.1%	17.5%
Pratt & Whitney	11.8%	13.8%	11.6%	13.4%
UTC Aerospace Systems	16.5%	15.5%	16.2%	16.5%
Adjusted Segment Operating Profit Margin	15.3%	15.7%	16.1%	16.7%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended December 31, 2016 Compared with Quarter Ended December 31, 2015

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	—	(1)%	—	—	(1)%
UTC Climate, Controls & Security	—	(2)%	5%	—	3%
Pratt & Whitney	—	1%	(1)%	4%	4%
UTC Aerospace Systems	—	(1)%	(1)%	6%	4%

Consolidated	—	(1)%	2%	2%	3%

Year Ended December 31, 2016 Compared with Year Ended December 31, 2015

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	1%	(2)%	—	—	(1)%
UTC Climate, Controls & Security	(1)%	(1)%	3%	—	1%
Pratt & Whitney	6%	—	—	—	6%
UTC Aerospace Systems	2%	—	—	1%	3%

Consolidated	2%	(1)%	1%	—	2%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	December 31,	December 31,
	2016	2015
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,157	$7,075
Accounts receivable, net	11,481	10,653
Inventories and contracts in progress, net	8,704	8,135
Other assets, current	1,208	843
Total Current Assets	28,550	26,706
Fixed assets, net	9,158	8,732
Goodwill	27,059	27,301
Intangible assets, net	15,684	15,603
Other assets	9,255	9,142
Total Assets	$89,706	$87,484

Liabilities and Equity
Short-term debt	$2,204	$1,105
Accounts payable	7,483	6,875
Accrued liabilities	12,219	14,638
Total Current Liabilities	21,906	22,618
Long-term debt	21,697	19,320
Other long-term liabilities	16,638	16,580
Total Liabilities	60,241	58,518
Redeemable noncontrolling interest	296	122
Shareowners' Equity:
Common Stock	17,190	15,928
Treasury Stock	(34,150)	(30,907)
Retained earnings	52,873	49,956
Accumulated other comprehensive loss	(8,334)	(7,619)
Total Shareowners' Equity	27,579	27,358
Noncontrolling interest	1,590	1,486
Total Equity	29,169	28,844
Total Liabilities and Equity	$89,706	$87,484

Debt Ratios:
Debt to total capitalization	45%	41%
Net debt to net capitalization	36%	32%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Year Ended December 31,
	(Unaudited)		(Unaudited)
(Millions)	2016	2015	2016	2015
Operating Activities of Continuing Operations:
Net income (loss) from continuing operations	$1,124	$(177)	$5,436	$4,356
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	506	462	1,962	1,863
Deferred income tax provision	125	218	398	662
Stock compensation cost	40	50	152	158
Change in working capital	(462)	890	(1,161)	(769)
Global pension contributions	(178)	(54)	(303)	(147)
Canadian government settlement	—	867	(237)	867
Other operating activities, net	690	447	165	(235)
Net cash flows provided by operating activities of continuing operations	1,845	2,703	6,412	6,755
Investing Activities of Continuing Operations:
Capital expenditures	(656)	(608)	(1,699)	(1,652)
Acquisitions and dispositions of businesses, net	(112)	(181)	(499)	(338)
Increase in collaboration intangible assets	(79)	(106)	(380)	(437)
Receipts from settlements of derivative contracts	278	13	249	160
Other investing activities, net	(42)	(276)	(180)	(527)
Net cash flows used in investing activities of continuing operations	(611)	(1,158)	(2,509)	(2,794)
Financing Activities of Continuing Operations:
Issuance (repayment) of long-term debt, net	1,736	(24)	4,017	(20)
(Decrease) increase in short-term borrowings, net	(268)	(2,096)	(331)	795
Proceeds from Common Stock issuance - equity unit remarketing	—	—	—	1,100
Dividends paid on Common Stock	(508)	(541)	(2,069)	(2,184)
Repurchase of Common Stock	(1,726)	(6,000)	(2,254)	(10,000)
Other financing activities, net	(219)	(253)	(551)	(467)
Net cash flows used in financing activities of continuing operations	(985)	(8,914)	(1,188)	(10,776)
Discontinued Operations:
Net cash used in operating activities	(46)	(73)	(2,532)	(372)
Net cash provided by investing activities	—	9,066	6	9,000
Net cash used in financing activities	—	(8)	—	(9)
Net cash flows (used in) provided by discontinued operations	(46)	8,985	(2,526)	8,619
Effect of foreign exchange rate changes on cash and cash equivalents	(148)	(31)	(120)	(174)
Net increase in cash and cash equivalents	55	1,585	69	1,630
Cash, cash equivalents and restricted cash, beginning of period	7,134	5,535	7,120	5,490
Cash and cash equivalents of continuing operations, end of period	7,189	7,120	7,189	7,120
Less: Restricted cash, included in Other assets	32	45	32	45
Cash and cash equivalents of continuing operations, end of period	$7,157	$7,075	$7,157	$7,075

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$1,024		$(256)
Net cash flows provided by operating activities of continuing operations	$1,845		$2,703
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		180%		(1,056)%
Capital expenditures	(656)		(608)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(64)%		238%
Free cash flow from continuing operations	$1,189		$2,095
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		116%		(818)%

	Year Ended December 31,
	(Unaudited)
(Millions)	2016		2015

Net income attributable to common shareowners from continuing operations	$5,065		$3,996
Net cash flows provided by operating activities of continuing operations	$6,412		$6,755
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		127%		169%
Capital expenditures	(1,699)		(1,652)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(34)%		(41)%
Free cash flow from continuing operations	$4,713		$5,103
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		93%		128%
Notes to Condensed Consolidated Financial Statements
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.